EXHIBIT 5
                                JONES, WALKER
                             WAECHTER, POITEVENT
                          CARRERE & DENEGRE, L.L.P.

                             September 3, 1999

Superior Energy Services, Inc.
1105 Peters Road
Harvey, Louisiana  70058

          RE:  Superior Energy Services, Inc.
               Registration Statement on Form S-3
               12,234,332 shares of Common Stock

Gentlemen:

     We have acted as your counsel in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "SEC") on or about the date hereof with respect to the offer by the selling stockholders, as described therein, of up to 12,234,332 shares of Common Stock, $0.001 par value per share (the "Shares").

     In so acting, we have examined originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included therein under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the SEC promulgated thereunder.

                                   Very truly yours,

                                   Jones, Walker, Waechter, Poitevent,
                                   Carrere & Denegre, L.L.P.


                                   By:  /S/ LISA M. BUCHANAN
                                             Lisa M. Buchanan